UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) February 4, 2005

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA	02780-7331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2005, the Registrant formed a joint venture to establish light-emitting diode (“LED”) operations in Asia. The joint venture is named KO-BRITE Corp. (“KO-BRITE”) and includes as other investors Kopin Taiwan Corporation, a company in which the Registrant holds a 40% interest, WK Technology Fund, Bright LED, Yu Wen-Tsing, Xiao Jie, Wu Xioa Lin, Dr. Vallobh Vimolvanich and Koo Cheng-Yuen.

The Registrant contributed to KO-BRITE production know-how relating to its LED product line and $3 million in funding in exchange for an approximate 20 percent interest in KO-BRITE. The other joint venture partners in KO-BRITE collectively contributed an additional $11.5 million, for a total capitalization of $14.5 million. The Registrant will receive $7.5 million from KO-BRITE upon successful completion of training services, equipment transfer and other considerations.

Item 8.01. Regulation FD Disclosure.

The Registrant issued a press release on February 9, 2005, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced the formation of KO-BRITE. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1     Kopin Corporation Press Release, issued February 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: February 10, 2005	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)